Exhibit 10.15

FIRST AMENDMENT

TO

AGREEMENT OF LIMITED PARTNERSHIP

OF

AQUILEX HOLDCO L.P.

This First Amendment (this “First Amendment”) to the Agreement of Limited Partnership of Aquilex Holdco L.P., a Delaware limited partnership (the “Partnership”), dated as of December 15, 2008 (the “Partnership Agreement”), by and among Aquilex Holdco GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), Ontario Teachers’ Pension Plan Board and the other Limited Partners signatory thereto is entered into as of the      day of June, 2009 by the undersigned.

WHEREAS, the Partnership was formed pursuant to a Certificate of Limited Partnership filed in the office of the Delaware Secretary of State on December 15, 2008 and the Partnership Agreement; and

WHEREAS, the General Partner now desires to amend the Partnership Agreement as set forth herein;

NOW, THEREFORE, pursuant to Section 12.01(a) of the Partnership Agreement, the General Partner agrees as follows:

1. Definitions. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Partnership Agreement.

2. Amendment to Section 2.06(b). Section 2.06(b) of the Partnership Agreement is hereby deleted in its entirety and replaced with the following:

“(b) The General Partner may, in its sole discretion, cause the Partnership to admit as additional Limited Partners from time to time (each, an “Additional Limited Partner”) (i) any director or employee who becomes a Management Limited Partner who makes an independent investment decision to invest in the Partnership, (ii) any person who provides debt financing to BidCo, Aquilex or their Subsidiaries in connection with the acquisition of Aquilex or any follow-on acquisition by Aquilex, (iii) any other party in connection with a follow-on acquisition by Aquilex where such party has made an independent investment decision or (iv) in connection with a sale pursuant to Sections 9.01, 9.02 or 9.03 where such party has made an independent investment decision. The admission of any Additional Limited Partner to the Partnership pursuant to this Section shall not require the approval of any Limited Partner. Each Person to be admitted to the Partnership as a limited partner from time to time shall sign a LP Interest Agreement and become a Limited Partner (and shall be shown as such on the books and records of the Partnership) upon execution and delivery by such Person and the General Partner of counterparts of this Agreement and such Partner’s LP Interest Agreement, subject to the terms of this Agreement and all amendments thereto.”

3. Amendment to Section 4.03(b). Section 4.03(b) of the Partnership Agreement is hereby deleted in its entirety and replaced with the following:

“(b) Time Vested Profits Interests shall vest in equal installments on the first, second, third, fourth and fifth anniversaries of the date upon which such Time Vested Profits Interests were granted (or such other date as set forth in the applicable LP Interest Agreement as determined by the General Partner), subject to the Management Limited Partner remaining continuously actively employed or continuing to serve as a director of BidCo or any of its Subsidiaries through the applicable vesting date. Upon a Management Limited Partner (i) ceasing to be employed by BidCo or any of its Subsidiaries, (ii) ceasing to serve as a director of BidCo or any of its Subsidiaries, or (iii) ceasing to be employed by BidCo or any of its Subsidiaries and ceasing to serve as a director of Bidco or any of its Subsidiaries (if such Management Limited Partner has served as both an employee and director of BidCo or any of its Subsidiaries), for any reason prior to an applicable vesting date, any unvested Time Vested Profits Interests shall be automatically terminated and forfeited without compensation.”

4. Successors. This First Amendment shall be binding as to the executors, administrators, estates, heirs and legal successors of the Partners.

5. Effect of the First Amendment. This First Amendment shall not constitute a waiver, amendment or modification of any other provision of the Partnership Agreement not expressly referred to herein. Except as expressly amended or modified by this First Amendment, the provisions of the Partnership Agreement are and shall remain in full force and effect.

6. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this First Amendment as of the day and year first above written.

General Partner:

AQUILEX HOLDCO GP, LLC

	By:	OntarioTeachers’ Pension Plan Board
as Sole Member

By:	/s/ Darren Smart
Name:
Title: